UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:  May 6, 2008

MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
(Address of principal executive offices, including zip code)

(732)-634-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01.     Other Events

Announcement of Middlesex Water Company First Quarter 2008 Earnings as set forth in the attached press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

s/Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel,
Secretary and Treasurer

Dated:    May 6, 2008

2

MIDDLESEX WATER COMPANY ANNOUNCES
FIRST QUARTER RESULTS

ISELIN, NJ, (May 6, 2008)   Middlesex Water Company, (NASDAQ:MSEX), a provider of water and wastewater and related services in New Jersey and Delaware, today announced operating revenues for the quarter ended March 31, 2008 increased $1.9 million or 9.8% , from the same period in 2007.
First Quarter Operating Results
Consolidated operating revenues for the quarter rose from the same period in 2007, largely due to an increase in the Middlesex and Tidewater system base rates and higher consumption in both of those water systems. Revenues in the Middlesex system in New Jersey increased $1.1 million as a result of a 9.1% base rate increase implemented in October 2007, and by $0.2 million as a result of higher customer consumption. Revenues improved $0.3 million in our Tidewater system in Delaware, of which $0.2 million was the result of an additional 12% base rate increase implemented in February 2007.  Fees charged for initial connection of new customers to our Delaware water system were $0.2 million lower in 2008 as new residential and commercial development has slowed in our Delaware service territories.  Revenues from regulated wastewater operations in Delaware increased by $0.1 million due to customer growth.  All other operations accounted for $0.2 million of additional revenues.
Operation and maintenance expenses for the three months ended March 31, 2008 increased $0.9 million or 8.3%, compared to the same period in 2007,  with labor and benefit costs rising $0.4 million  due to increases in wages and benefits costs and increased headcount to meet the needs associated with continued growth in our Delaware service territory.
           “Our first quarter results are in-line with our expectations. We typically do not see much variation in revenues and operating costs in the first quarter as water consumption is relatively stable in the winter months.  In addition, maintenance costs associated with main breaks due to cold temperatures were relatively normal,” said Dennis Doll, President and CEO. “Looking forward, in spite of the presently weakened economy, we continue to be encouraged by the level of opportunity we see to expand our water and wastewater services beyond our current geographic borders. We have begun implementation of a significant business process and technology improvement initiative to assist in these efforts and we look forward to sharing our progress in these areas with our shareholders.”

Net income rose 13.3% from $1.8 million to $2.0 million. Middlesex Water reported earnings applicable to common stock of $1.9 million, or $0.15 per basic share, for the quarter ended March 31, 2008, compared with $1.7 million, or $0.13 per basic share, in 2007.  On a fully diluted basis, earnings per share were $0.15 for 2008, compared to $0.13 per share for the same period in 2007.
Board Declares Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.1750 per share, payable June 2, 2008 to common shareholders as of May 15, 2008.  The Company has paid cash dividends in varying amounts continually since 1912.  Middlesex Water has a Dividend Reinvestment Plan under which dividends and optional cash payments can be used to purchase additional shares of Common stock.
Annual Shareholders Meeting
Middlesex Water will host its annual meeting of shareholders on Wednesday, May 21, 2008 beginning at 11:00 EDT at its corporate headquarters in Iselin, NJ.
About Middlesex Water Company
Middlesex Water Company, organized in 1897, is an investor-owned water utility, serving customers in central and southern New Jersey and in the State of Delaware.  The Company and its New Jersey subsidiaries – Pinelands Water Company and Pinelands Wastewater Company—are subject to the regulations of the Board of Public Utilities of the State of New Jersey.  Middlesex Water operates the water and wastewater utilities for the City of Perth Amboy through its subsidiary, Utility Service Affiliates (Perth Amboy), Inc.  Middlesex Water also provides contract operations services and a service line maintenance program through its non-regulated subsidiary, Utility Service Affiliates, Inc.  The Company’s regulated Delaware subsidiaries, Tidewater Utilities, Inc., together with Southern Shores Water Company, and Tidewater Environmental Services, Inc. (TESI) are subject to the regulations of the Public Service Commission in Delaware.  TESI provides regulated wastewater utility services.  White Marsh Environmental Systems, Inc. operates small water and wastewater systems under contract on a non-regulated basis in Delaware.  These companies are also subject to various Federal, State and regulatory agencies concerning water and wastewater effluent, quality standards.
For additional information regarding Middlesex Water Company, visit the Company’s Web site at www.middlesexwater.com or call (732) 634-1500.
This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others,  our long-term strategy and expectations, the status of our acquisition program, the impact of our acquisitions, the impact of current and projected rate requests and the impact of our capital program on our environmental compliance. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost  containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives and other factors discussed in our filings with the Securities and Exchange Commission.

Contact:
Bernadette Sohler, Vice President – Corporate Affairs
Middlesex Water Company
1500 Ronson Road
Iselin, New Jersey  08830
www.middlesexwater.com

MIDDLESEX WATER COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands except per share amounts)

	Three Months Ended March 31,
	2008	2007

Operating Revenues	$20,855	$18,988

Operating Expenses:
Operations	11,102	10,192
Maintenance	996	978
Depreciation	1,931	1,845
Other Taxes	2,479	2,251

Total Operating Expenses	16,508	15,266

Operating Income	4,347	3,722

Other Income (Expense):
Allowance for Funds Used During Construction	103	112
Other Income	241	226
Other Expense	(46)	(5)

Total Other Income, net	298	333

Interest Charges	1,517	1,384

Income before Income Taxes	3,128	2,671

Income Taxes	1,124	902

Net Income	2,004	1,769

Preferred Stock Dividend Requirements	62	62

Earnings Applicable to Common Stock	$1,942	$1,707

Earnings per share of Common Stock:
Basic	$0.15	$0.13
Diluted	$0.15	$0.13

Average Number of Common Shares Outstanding:
Basic	13,254	13,176
Diluted	13,585	13,507

Cash Dividends Paid per Common Share	$0.1750	$0.1725